Exhibit 10.2

Execution Version

WILLIS ENGINE SECURITIZATION TRUST II,

as Issuer

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Operating Bank and Trustee

WILLIS LEASE FINANCE CORPORATION,

as Administrative Agent

and

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Initial Liquidity Facility Provider

GENERAL SUPPLEMENT 2016-1

Dated as of September 9, 2016

to

TRUST INDENTURE

Dated as of September 14, 2012

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

Section 1.01.	Definitions	1

ARTICLE II

AMENDMENT

Section 2.01.	Amendment to Section 3.17(d) of the Indenture	2

ARTICLE III

EFFECTIVE DATE

Section 3.01.	Effective Date	5

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01.	Ratification of Indenture	5
Section 4.02.	Counterparts	5
Section 4.03.	Governing Law; Jurisdiction	6
Section 4.04.	Amendments and Modifications	6
Section 4.05.	Waiver of Jury Trial	6
Section 4.06.	The Trustee	6

i

This GENERAL SUPPLEMENT 2016-1, dated as of September 9, 2016 (as amended, modified or supplemented from time to time, this “Supplement”), issued pursuant to, and incorporating the terms of, the Trust Indenture, dated as of September 14, 2012 (as previously amended and supplemented and as further amended, modified or supplemented from time to time, the “Indenture”), is entered into among WILLIS ENGINE SECURITIZATION TRUST II, a Delaware statutory trust, as issuer of the Notes under the Indenture (“WEST”), WILLIS LEASE FINANCE CORPORATION, a Delaware corporation, as Administrative Agent, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a French banking corporation, as Initial Liquidity Facility Provider, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee and Operating Bank (the “Trustee”);

WITNESSETH THAT:

WHEREAS, WEST may amend the Indenture with the consent of a Required Majority of the Holders and the Initial Liquidity Facility Provider, with a Trustee Resolution in favor of such amendments and after receipt of a Rating Agency Confirmation, subject to certain limitations, none of which are applicable to the amendments made by this Supplement;

WHEREAS, a Required Majority of the Holders of the Notes and the Senior Liquidity Provider have consented to such amendments;

WHEREAS, as required under the Indenture, WEST has provided a prior written notice to the Rating Agencies setting forth the substance of such amendments and the Rating Agencies have delivered Rating Agency Confirmations in respect of such amendments;

WHEREAS, the amendments made by this Supplement do not affect the rights, duties, indemnities or immunities of the Trustee or the Operating Bank under the Indenture or any other Related Document and therefore do not require the express written consent of the Trustee or the Operating Bank;

WHEREAS, WEST wishes to amend the Indenture by the execution and delivery of this Supplement; and

WHEREAS, WEST has delivered to the Trustee the Officer’s Certificate and Opinion of Counsel contemplated by Section 9.04 of the Indenture;

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.                                                  Definitions.  Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture. The conventions of construction and usage set forth in Section 1.02 of the Indenture are hereby incorporated by reference in this Supplement.

ARTICLE II

AMENDMENTS

Section 2.01.                                                  Amendments. The Indenture is hereby amended as provided in this Article II. In an amended and restated clause, deleted language is denoted as lined out and new language is double underscored.

Section 2.02.                                                  New Definition.  Section 1.01 of the Indenture is hereby amended by inserting the following definition in the appropriate alphabetical order:

“Additional Contributions” means the proceeds of the issuance of Additional Certificates or additional equity contributions made pursuant to Section 5.02(i)(vi)

Section 2.03.                                                  Amended Definitions. Section 1.01 of the Indenture is hereby amended by amending and restating the definitions of Additional Certificates, Net Sale Proceeds and Replacement Exchange as follows:

“Additional Certificates” means any Beneficial Interest Certificates issued pursuant to the Trust Agreement, the proceeds of which are used, in substantial part, to fund any of the following: (a) Discretionary Engine Modifications, (b) Maintenance and Modification Expenses, (c) funding additional amounts to be included in Net Sale Proceeds or deposited in the Engine Replacement Account with respect to a Permitted Engine Disposition, and (d) a redemption of the Notes.

“Net Sale Proceeds” means, with respect to any Engine Disposition, the aggregate amount of cash (including proceeds of casualty insurance) received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with such transaction, including Purchase Option payments and any Additional Contributions, after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions and other similar fees and commissions (including the Disposition Fee received by the Servicer under the Servicing Agreement), (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the cost of any modifications to the asset made in connection with its sale or other disposition, in each case to the extent, but only to the extent, that amounts described in clause (a) and so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.

“Replacement Exchange” means the acquisition by any Issuer Group Member of one or more Replacement Engines in a Permitted Engine

Acquisition with all or a portion of the Net Sale Proceeds from one or more Permitted Engine Dispositions by any Engine Subsidiary or Engine Trust within the Replacement Period applicable to such Permitted Engine Disposition together with Additional Contributions, if any, deposited in the Engine Replacement Account with respect to such Permitted Engine Disposition, provided that the Issuer shall have elected to use all or such portion of such Net Sale Proceeds in a Replacement Exchange in accordance with Section 3.01(j) hereof.  A Replacement Exchange shall commence on the date of the first Permitted Engine Disposition that is a part of the Replacement Exchange and shall terminate on the date of the last Permitted Engine Acquisition that is a part of the Replacement Exchange

Section 2.04.                                                  Engine Replacement Account. Clauses (i) and (ii) of Section 3.01(i) regarding the Engine Replacement Account are hereby amended and restated in their entirety to read as follows:

(i)             The Issuer may elect, by notice to the Trustee in writing, not later than the last Business Day preceding the later of the date of any Permitted Engine Disposition and the date on which the Net Sale Proceeds of such Permitted Engine Disposition are received, to deposit all or a portion of the Net Sale Proceeds realized from such Permitted Engine Disposition and any Additional Contributions made in respect of such Permitted Engine Disposition in the Engine Replacement Account, whether or not initially deposited in the Collections Account, in (x) the Engine Replacement Account or, only in the case of Net Sale Proceeds, (y) a Qualified Escrow Account maintained by a Qualified Intermediary, provided that such written direction shall be accompanied by a Trustee  Resolution  that  such  election  has  been  made  and  that  the  requirements of Sections 5.02(o) in respect of such Permitted Engine Disposition have been satisfied. The Trustee shall, or shall cause the Operating Bank to, retain in the Collections Account all or any portion of the Net Sale Proceeds realized from any Permitted Engine Disposition as to which the direction described in the preceding sentence is not received by the end of the last Business Day preceding the later of the date of any Engine Disposition and the date on which such Net Sale Proceeds are received.

(ii)          The Issuer may elect to apply the Net Sale Proceeds from a Permitted Engine Disposition and any such Additional Contributions deposited in the Engine Replacement Account or a Qualified Escrow Account pursuant to Section 3.01(i)(i) in a Permitted Engine Acquisition at any time during the applicable Replacement Period

Section 2.05.                                                  Limitation on Transactions with Affiliates. Section 5.02 (h) regarding limitation on transactions with Affiliates is hereby amended by deleting the word “or” at the end of clause (vii), inserting the following new clause (viii) and renumbering the existing clause (viii) as clause (ix):

(ix)                                                      the issuance of Additional Certificates or the acceptance of additional equity contributions pursuant to Section 5.02(i)(vi); or

Section 2.06.                                                  Limitation on the Issuance, Delivery and Sale of Equity Interests. Clause (vi) of Section 5.02(i) regarding limitation on the issuance, delivery and sale of equity interests is hereby amended and restated in its entirety to read as follows:

(vi)                                                      the issuance of Additional Certificates to the holders of the Beneficial Interest Certificates (or their nominees) to the extent such holders of the Beneficial Interest Certificates provide funds to the Issuer to fund any of the following: (A) Discretionary Engine Modifications, (B) Maintenance and Modification Expenses, (C) funding additional amounts to be included in Net Sale Proceeds or deposited in the Engine Replacement Account, and (D) a redemption or discharge of the Notes upon any acceleration of the Notes, provided that the Issuer may accept additional equity contributions from the holders of the Beneficial Interest Certificates in proportion to their

Section 2.07.                                                  Engine Dispositions. Clause (v)(c) of Section 5.02(p) regarding Engine Dispositions is hereby amended and restated in its entirety to read as follows:

(C)                                                       the aggregate Initial Appraised Values of the Engines that have been disposed of in Engine Dispositions (other than Engine Dispositions pursuant to clauses (ii) or (iv) of this Section 5.02(p)), reduced by the Aggregate Engine Disposition Adjustment Amount, shall (I) prior to the third anniversary of the Initial Closing Date, not exceed 20% of the Engine Disposition Limit as of the date of such Engine Disposition and (II) at any time thereafter prior to repayment in full of the Outstanding Principal Balance of the Notes together with accrued and unpaid interest thereon, not exceed 50% of Engine Disposition Limit as of the date of such Engine Disposition

Section 2.08.                                                  Engine Acquisitions.  Clause (viii) of Section 5.02(q) regarding Engine Acquisitions is hereby amended and restated in its entirety to read as follows:

(viii)                                                the cumulative Initial Appraised Values of all Replacement Engines purchased or acquired within the 12-month period ending on the date such Replacement Engine is to be purchased or acquired shall not exceed 20% of the Aggregate Initial Appraised Value as of such date;

Section 2.09.                                                  Concentration Limits.  The table in Exhibit B regarding Concentration Limits is amended and restated in its entirety as follows:

Category	Limit*
CFM56-7B engines	50%
Other single engine type	25%
Turboprop Engines	10%
Single supported narrow body aircraft type	50%
Single supported wide body aircraft type	25%
Aggregate supported wide body aircraft	50%
Single lessee (other than Southwest Airlines)	25%
Southwest Airlines (excluding Southwest Airlines)	35%
Top 3 lessees (excluding Southwest Airlines)	50%
North America	75%
South/Central America	25%
Western Europe	75%
Eastern Europe	15%
Africa/Middle East	15%
Asia/Pacific	35%
Single country in Asia/Pacific	25%

* Concentration Limit (as % of the Aggregate Adjusted Appraised Value)

ARTICLE III

EFFECTIVE DATE

Section 3.01.                                                  Effective Date.  This Supplement shall become effective upon the date first set forth above.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01.                                                  Ratification of Indenture.  As supplemented and amended by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 4.02.                                                  Counterparts.  This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 4.03.                                                  Governing Law; Jurisdiction.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Each of the parties hereto agrees that the United States federal and New York State courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Supplement and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to such courts being nominated as the forum or venue to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Supplement and agrees not to claim that any such court is not a convenient or appropriate forum. Each of the parties hereto consents to the granting of such legal or equitable relief as is deemed appropriate by such courts.

Section 4.04.                                                  Amendments and Modifications.  The terms of this Supplement may be waived, modified or amended only in a written instrument signed by each of WEST and the Trustee and, except with respect to the matters set forth in (and subject to the terms of) Section 9.01 and 10.02 of the Indenture, only with the prior written consent of the Requisite Majority of the Holders.

Section 4.05.                                                  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTY HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS SUPPLEMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF.

Section 4.06.                                                  The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by WEST.

[Signatures follow.]

IN WITNESS WHEREOF, WEST and the Trustee have caused this Supplement to be duly executed and delivered by their respective officers all as of the day and year first above written.

WILLIS ENGINE SECURITIZATION TRUST II

By:	/s/Scott B. Flaherty
Name: Scott B. Flaherty
Title: Controlling Trustee

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:	/s/Rosemary Cabrera
Name: Rosemary Cabrera
Title: Associate

By:	/s/Diana Vasconez
Name: Diana Vasconez
Title: Associate Vice President

WILLIS LEASE FINANCE CORPORATION, as Administrative Agent

By:	/s/Dean M. Poulakidas
Name: Dean M. Poulakidas
Title: Senior Vice President

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as the Initial Liquidity Facility Provider

By:	/s/Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

By:	Michael Regan
Name: Michael Regan
Title: Managing Director